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                                                                    EXHBIT 10.22

                               SUPPLY AGREEMENT

  This Agreement, made and entered into at Milwaukee, Wisconsin this 22nd day of August, 1996, by and between Marquette Electronics, Inc., a Wisconsin corporation, whose principal offices are located at 8200 West Tower Avenue, Milwaukee, Wisconsin 53223 ("Marquette") and Optical Sensors Incorporated, a Delaware corporation ("OSI") whose principal offices are located at 7615 Golden Triangle, Suite A, Minneapolis, Minnesota 55344;

                                  WITNESSETH:

     WHEREAS, Marquette and OSI were parties to a certain Cross Development and Cross Supply Agreement dated July 8, 1992 which agreement was amended on October 31, 1994 and terminated by letter agreement dated September 7, 1995 (the original agreement and October 31, 1994 amendment hereinafter collectively referred to as the "Cross Development Agreement" and the letter agreement dated September 7, 1995 being referred to as the "September Letter") pursuant to which the parties contributed to the joint development of a blood chemistry sensor and analysis system;

     WHEREAS, pursuant to the terms of the September Letter, Marquette transferred to OSI its technology so developed under the terms and conditions therein set forth, reserving onto itself certain rights with respect to the "Purchased Technology" and the "Marquette Product" as defined in the Cross Development Agreement;

     WHEREAS, Marquette, under its reserved rights, will shortly commence the manufacture of the Arterial Blood Gas Module (the "ABG Module") for use in Marquette's monitoring systems by use of the Purchased Technology and OSI has requested that Marquette manufacture the ABG Module and sell the ABG Module to OSI upon the terms hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained the parties agree as follows:

     1.  Manufacture.  Marquette shall manufacture in accordance with the
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specifications for the ABG Module set forth in Exhibit A (the "ABG Module
Specifications") and sell to OSI such quantities of the ABG Module as OSI orders pursuant to Section 5 of this Agreement.

     2.  Design Changes.  Marquette may modify the specifications from time to
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time upon not less than 60 days prior written notice to OSI.

     3.  Price.  The purchase price payable by OSI to Marquette for each ABG
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Module shall be the sum of $________ per module, plus sales, use, excise or similar taxes, that may be payable with respect to each transaction. Marquette shall have the right, as of each anniversary date of this Agreement, to change the unit price of the ABG Module by delivering written notice of such change to OSI not less than thirty days prior to the end of the Contract Year. For purposes of this Agreement, a Contract Year shall be the period ending on the first anniversary of the execution of this Agreement and each 365 day period to the next anniversary date. [Portions of this section have been omitted pursuant to a request for confidentiality under Rule 24b-2 of
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the Securities Exchange Act of 1934, as amended. A copy of this Agreement with this section intact has been filed separately with the Securities and Exchange Commission.]

     4.  Forecasts.  OSI will furnish Marquette with a rolling twelve month
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forecast, the first of which shall be delivered to Marquette coincident with the execution of this Agreement and thereafter succeeding forecasts shall be delivered to Marquette as of the first day of the third full calendar month succeeding the date of this Agreement and as of the first day of each third month thereafter, each such forecast to be delivered within fifteen (15) days prior to the first day of the first month of the calendar quarter. The first three months of such forecast shall constitute a firm order by OSI to purchase the number of ABG Modules covered by each such forecast. The last nine months of each forecast shall constitute a non-binding good faith estimate of expected orders for the ABG Module covered by the forecast. Marquette will use reasonable efforts to ship ABG Modules ordered pursuant to the forecasts provided that OSI's purchasing history substantially conforms to the forecast.

     5.  Purchase Order.  OSI will submit purchase orders for ABG Modules
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ordered pursuant to its forecast at the time that each forecast is updated.
Such purchase order shall cover the portion of the forecast that has become a firm order under Section 4 of this Agreement. Provided that OSI is not in default hereunder with respect to its payment obligations or otherwise, each purchase order delivered to Marquette during the term of this Agreement, without necessity for acceptance by Marquette, shall give rise to a contract for the purchase of ABG Modules under the terms set forth in this Agreement to the exclusion of any additional or contrary terms set forth in any purchase order, acceptance, invoice or other document.

     6.  Delivery and Shipment.  All deliveries of ABG Modules shall be F.O.B.
         ---------------------
shipping point. All risk of loss or damage to ABG Modules shall pass to OSI upon delivery to a common carrier at the shipping point. Marquette will make all arrangements for shipment of ABG Modules in accordance with OSI's shipping instructions. OSI shall insure each shipment of ABG Modules with a reputable insurer for the full invoice value of such shipment. Marquette reserves all rights with respect to delivered ABG Modules permitted by applicable law, including, without limitation, the right of reclusion, repossession, resale and stoppage in transit until the full amount due from OSI in respect of such delivered ABG Modules has been paid. Title to the ABG Modules shall pass to OSI upon payment in full.

     7.  Invoices and Payment.  Marquette will invoice OSI upon shipment of ABG
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Modules.  All invoices shall be due and payable in full within thirty (30) days from the date of invoice. Interest at the rate of 1.5% per month, or such lesser rate as is the maximum rate of interest permitted by law, shall be charged on all overdue accounts. Any duties, taxes of other governmental charges imposed by any governmental entity upon the importation, sale, purchase, resale, shipment or possession of the ABG Modules shall be borne by OSI.
Nothing contained in this Agreement or any other agreement or understanding between the parties shall prevent OSI from freely and unilaterally setting resale prices for the ABG Modules.

     8.  Inspection.  OSI shall inspect the ABG Modules and notify Marquette
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within thirty days of receipt of any ABG Modules that do not conform to the ABG
Module Specifications or the purchase order covering the ABG Modules. Failure to notify Marquette in writing within

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thirty (30) days of receipt of a ABG Module of any such nonconformance will constitute conclusive acceptance of such ABG Module by OSI. The parties shall consult with respect to the appropriate solution to the asserted nonconformance including, but not limited to, reinspection and rework to be performed by OSI or Marquette at Marquette's expense, or sale of such ABG Module under appropriate conditions for use of such ABG Modules for demonstration or testing purposes, in each case with appropriate adjustments to the purchase price to be paid by OSI. If no such arrangements are agreed to by the parties and if such ABG Module is determined to be nonconforming, Marquette shall credit OSI with the purchase price of such ABG Modules.

     9.  Warranties.  Marquette warrants to OSI that the ABG Module will be
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manufactured in accordance with the ABG Module Specifications and will be free from defects in material and workmanship for a period of one year from the date of shipment. Marquette will repair or replace, at its option and cost, any defective ABG Module. Marquette warrants that the ABG Modules will be manufactured in compliance with all applicable federal, state and local laws and regulations pertaining to the manufacture of medical devices including, but not limited to, the Food, Drug and Cosmetic Act, as amended, and U.S. Food and Drug Administration (the "FDA") and Good Manufacturing Practice for Medical Devices regulations ("GMP").

     10.  Limitation of Liability.  The warranties set forth in Section 9 are
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intended solely or the benefit of OSI.  All claims hereunder shall be made by
OSI and may not be made by OSI's customers. THE WARRANTIES SET FORTH IN SECTION 9 ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WHICH ARE HEREBY DISCLAIMED AND EXCLUDED BY MARQUETTE, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. Marquette will not be liable for any loss or damage caused by delay in furnishing ABG Modules under this Agreement. The sole and exclusive remedies for breach of any and all warranties with respect to the ABG Modules shall be limited to the remedies provided in Section 9. IN NO EVENT WILL MARQUETTE'S LIABILITY OF ANY KIND INCLUDE ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL LOSSES OF DAMAGES, EVEN IF MARQUETTE HAD BEEN ADVISED OF THE POSSIBILITY OF SUCH POTENTIAL LOSS OR DAMAGES.

     11.  Labeling and Trademarks.  Marquette shall mark the ABG Module with the
          -----------------------
name "Optical Sensors" or such other name as OSI requests in accordance with OSI's instructions. OSI grants Marquette a nonexclusive, nontransferable, royalty-free license to use OSI's trademarks to the extent necessary to mark the ABG Module in accordance with OSI's instructions. Marquette shall not acquire any right, title or interest in OSI's trademark, and Marquette shall cease using OSI's trademark upon termination of this Agreement.

     12.  Regulatory Matters.
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     (a)  Complaints.  Each party will forward to the other copies of customer
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          complaints and medical device reports ("MDR") relating to events required to be reported by the FDA in accordance with 21 CFR Part 803 relating to the manufacture and operation of the ABG Module, and each party will cooperate fully with the other

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          party in investigating and resolving such complaints, including any necessary testing and analysis of the ABG Module.

     (b)  Registration.  Marquette has registered or will timely register with
          ------------
          the FDA as a Contract Medical Device manufacture, or cause to be timely registered with the FDA, in accordance with 21 CFR Part 807, each establishment which Marquette or a subcontractor of Marquette intends to manufacture and/or repair the ABG Module.

     (c)  FDA Inspection Reports.  Marquette will provide OSI with copies of any
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          FDA Form 483 observations, follow-up earning letters and/or close-out reports for those portions of GMP compliance inspection reports resulting specifically to the manufacture of ABG Modules for any facility where ABG Modules are manufactured.

     13.  Recalls.  The parties agree to establish a procedure which will enable
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each ABG Module purchased by OSI under this Agreement to be located in the event of a recall, OSI agreeing to maintain records of the serial number and revision levels for each ABG Module sold to a customer. Each party agrees to promptly notify the other party of any event that may lead to a ABG Module recall or which may be required to be reported under the Medical Device Reporting regulations of the FDA. OSI will bear all expenses of any ABG Module recall mandated by the FDA or other administrative authority having like functions in countries other than the United States.

     14.  Confidentiality.  Each party acknowledges and agrees that all the
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information provided by the other party that is marked as proprietary or confidential or which by its nature or the context in which it is given should reasonable by understood to be confidential shall be deemed "Confidential Information" for purposes of this Agreement. Each party agrees not to use any Confidential Information for any purpose other than as permitted or required for performance by it under this Agreement and not to disclose or provide any Confidential Information to any third party and to take all necessary measures to prevent any such disclosure by its employees, agents, contractors or consultants. Upon request or termination of this Agreement, each party will return all such Confidential Information of the other party to the other party. Each party's obligations under this Section 14 shall survive termination of this Agreement.

     15.  Indemnification.  Marquette agrees to indemnify and hold harmless OSI
          ---------------
and its affiliates, officers, directors, shareholders, employees and agents, from and against all costs, claims, losses, damages, liability and expenses (including, without limitations, reasonable attorney's fees) incurred on account of any injury to persons or property arising out of (i) any failure by Marquette to manufacture an ABG Module in accordance with the ABG Module Specifications or
(ii) other manufacturing defects, unless in any such case such costs, claims, losses, damages, liability or expenses result in the negligence or willful misconduct of OSI.

     OSI agrees to indemnify and hold harmless Marquette and its affiliates, officers, directors, shareholders, employees and agents from and against all costs, claims, losses, damages, liability and expenses (including without limitation, reasonable attorneys fees) incurred on account of any

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injury to person or property arising out of the design or absence of warning labels appended to the ABG Module, unless in each case such costs, claims, losses, damages, liability or expenses result in the negligence or willful misconduct of Marquette.


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
         16.  Insurance Requirements.  Each party will carry product liability
              ----------------------
insurance covering any loss, damage, expense or liability incurred or suffered by any party other than OSI or Marquette arising out of any use of a Product. Such policy or policies shall (a) have aggregate limits of liability of not less than $5,000,000 with respect to any incident or occurrence and of not less than $20,000,000 in aggregate; (b) name both OSI and Marquette as insured parties;
(c) provide for a deductible or retained amount of not more than $500,000; and
(d) provide that such policy may not be canceled except upon not less than 30 days' written notice to both Marquette and OSI. Each party shall provide such evidence of the effectiveness of such insurance to the other party as may be reasonably requested.

         17.  Intellectual Property Rights.  Marquette acknowledges that all
              ----------------------------
intellectual property rights relating to the ABG Module are the sole and exclusive property of OSI, subject only to the rights reserved by Marquette pursuant to the September Letter.

         18.  Term and Termination.  This Agreement shall take effect as of the
              --------------------
date hereof and shall continue in force for a period of two years and shall automatically renew for additional one-year periods from the end of each
Contract Year unless terminated by either party upon not less than 60 days' written notice prior to the end of such Contract Year. Notwithstanding the foregoing, either party may terminate this Agreement:
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         (a)  by giving written notice to the other party in the event the other party is in material breach of this Agreement and shall have failed either to cure such material breach within thirty (30) days of receipt of written notice thereto or, if cure is not possible within thirty (30) days, to have taken reasonable steps to commence to cure such material breach within such thirty (30) day period; or

         (b) at any time by giving written notice to the other party, which notice shall be effective upon dispatch, should the other party file a bankruptcy petition or have a bankruptcy petition filed against it which is not discharged within thirty (30) days, be declared bankrupt, become insolvent, make an assignment for the benefit of creditors or go into liquidation or receivership.

         19.  Rights and Obligations Upon Termination.  In the event of the
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termination of this Agreement for any reason, OSI will remain responsible for payment of all ABG Modules for which it has issued purchase orders and delivery has been made prior to the effective date of termination and for the first three months of the most recently submitted rolling forecast.

         20.  Miscellaneous.  This Agreement shall be governed by, interpreted
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and construed in accordance with the laws of Wisconsin without giving effect to the principles of conflicts of laws. Neither party shall assign its rights or delegate its duties under this Agreement without the prior written consent of the other party; provided that either party may assign any or all of its rights and obligations under this Agreement to any successor in interest of all or substantially all of the

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business of such party my merger, operation of law, assignment, purchase or otherwise or to any of its affiliates. All terms and conditions of this Agreement shall be binding on and inure to the benefit of the successors and permitted assigns of the parties. This Agreement does not make either party the employee, agent or legal representative of the other for any purpose whatsoever. Neither party is granted any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf or in the name of the other party. In fulfilling its obligations pursuant to this Agreement, each party shall be acting as an independent contractor. This Agreement, including the exhibits hereto, all of which are attached to and incorporate into this Agreement, constitutes the entire agreement of the parties with respect to he subject matter of this Agreement, and supersedes all previous proposals, negotiations, conversations or discussions, oral or written, between the parties related to this Agreement. Any controversy or claim arising out of or relating to this -Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Rules of the American Arbitration Association, and judgment upon the reward rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.


          The parties have executed this Agreement on the day and year first above written.

                                        MARQUETTE ELECTRONICS, INC.


                                        By: /s/ Fred Robertson
                                           ----------------------------

                                        OPTICAL SENSORS INCORPORATED

                                        By: /s/ Sam B. Humphries
                                           ----------------------------

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                                   Exhibit A

[The material in Exhibit A has been omitted, in its entirety, pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A copy of this Agreement with this Exhibit intact has been filed separately with the Securities and Exchange Commission.]

                                      A-1